Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Samuel K. Skinner, Hereby appoints each of Lorna E. Liposky, Karen L. McLaughlin and Nancy K. Bellis to be the undersigned's true and lawful attorney in fact, with full power of substitution for each of them and in their respective names, place and stead to execute, acknowledge, deliver and file Forms 3, 4, and 5 including amendments thereto) with respect to securities of DiamondCluster International, Inc., a Delaware corporation (the "Company"), required to be filed with the Securities and Exchange Commission, national securities exchanges, as applicable, and the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, granting to each of Lorna E. Liposky, Karen L. McLaughlin and Nancy K. Bellis every proper power and authority to perform all acts necessary to the completion of such purposes, and hereby confirms, approves and ratifies all that said attorney may lawfully do or cause to be done by virtue of the power herein conferred.

The undersigned agrees that each attorney-in-fact herein, Lorna E. Liposky, Karen L. McLaughlin and Nancy K. Bellis, may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the Company and each attorney-in-fact against any losses, claims, damages, or liabilities (or actions in these respects) that arise out of or are based upon any untrue statement or omission of any necessary fact contained in the information provided by the undersigned to each attorney-in-fact for purposes of executing, acknowledging, delivering, or filing Forms 3, 4, or 5(including any amendments thereto) and agrees to reimburse the Company and each attorney-in-fact herein for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability, or action.

The undersigned agrees and represents to those dealing with each attorney -in-fact herein, Lorna E. Liposky, Karen L. McLaughlin and Nancy K. Bellis, that this Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.


WITNESS THE EXECUTION HEREOF as of this 30th day of September 2003.

/s/   SAMUEL K. SKINNER
Samuel K. Skinner

State of Illinois
County of Cook

Subscribed and Sworn to before
me this 30th day of September 2003.

/s/  TERRY E. GERSTEIN
______________________________
	NOTARY PUBLIC

My Comission Expires:  3/29/05